Exhibit 99.1

QUESTAR NET INCOME DOWN 64% ON MARK-TO-MARKET LOSSES

AND LOWER ENERGY PRICES

Questar E&P production up 19%;

Company affirms 2009 production guidance; lowers earnings guidance

SALT LAKE CITY — Questar Corp. (NYSE:STR) net income fell 64% in the first quarter of 2009 to $67.2 million, or $0.38 per diluted share, compared to $185.8 million, or $1.05 per diluted share, for the first quarter of 2008. The current quarter’s result includes a net after-tax mark-to-market loss on natural gas basis-only swaps of $84.7 million, or $0.48 per diluted share, compared to a net after-tax gain of $8.6 million, or $0.05 per diluted share, a year earlier. Excluding mark-to-market gains and losses, Questar earned $0.86 per diluted share in the first quarter of 2009, compared to $1.00 per diluted share in the year-ago quarter.

NET INCOME (LOSS) BY SUBSIDIARY

(in millions, except earnings per share)

	3 Months Ended March 31,

	2009	2008	Change
Market Resources
Questar E&P	($14.9)	$96.5	(115)%
Wexpro	18.8	16.2	16
Gas Management(a)	11.4	18.5	(38)
Energy Trading and other	5.4	8.1	(33)
Market Resources Total(a)	20.7	139.3	(85)

Questar Pipeline	14.7	15.9	(8)
Questar Gas	31.8	30.6	4
QUESTAR CORPORATION TOTAL(a)	$67.2	$185.8	(64)%

Earnings per diluted share	$0.38	$1.05
Average diluted shares	175.9	176.2

(a) Net income represents amounts attributable to Common Stock after deducting noncontrolling interest for the first quarter of 2009 and 2008.

“We’re weathering the storm,” said Keith O. Rattie, Questar Chairman, President and CEO. “We've lowered EPS guidance to account for higher Questar E&P depreciation due to price-related negative reserve revisions. But we’re maintaining 2009 production guidance, despite some provision for price-related production curtailments. Questar E&P grew production 19% in the first quarter- driven by a 44% increase in the Midcontinent. We’ve hedged about 73% of Questar E&P’s remaining 2009 production at attractive prices, and Questar’s five other businesses all generate earnings and cash flow that are relatively insensitive to energy prices. Equally important, our balance sheet is strong, we have adequate liquidity, and we remain focused on returns – we’ve shifted capital to projects that deliver acceptable returns even in today’s distressed market,” Rattie added.

First Quarter 2009 Highlights

•

Questar E&P grew natural gas, oil and natural gas liquids (NGL) production 19% to 46.9 billion cubic feet of natural gas equivalent (Bcfe) compared to 39.5 Bcfe for the 2008 quarter. Natural gas comprised 88% of reported production volumes.

•

Average realized natural gas prices at Questar E&P decreased $0.26 per thousand cubic feet (Mcf), or 4%, and average realized crude oil and NGL prices decreased $40.09 per barrel (bbl), or 54%. Natural gas hedges increased reported revenues by $136.4 million and oil hedges increased revenues by $4.6 million.

•

Net mark-to-market losses on natural gas basis-only swaps decreased net income $84.7 million in the 2009 quarter compared to a gain of $8.6 million in the year-earlier period.

•

Wexpro investment base grew 27% to $400.1 million at March 31, 2009. Wexpro produced 13.2 Bcf of cost-of-service gas for delivery to affiliate Questar Gas, up 20% from 11.0 Bcf in the 2008 quarter.

•

Gas Management net income fell 38%, due to lower processing margins and increased depreciation expense. Net processing revenues decreased 41% to $11.9 million due to a 72% decrease in keep-whole processing margin (frac spread). Depreciation expense grew $4.6 million or 73% as the result of investment additions in 2008.

•

Questar Pipeline net income fell to $14.7 million in the first quarter of 2009, an 8% decrease from the year-ago period, due to lower NGL sales.

•

Questar Gas earned $31.8 million, 4% higher than a year ago, driven by an increase in Utah general rates effective August 2008 and customer growth.

•

Questar earned a 13.0% return on assets (ROA – defined as earnings before interest and income taxes divided by average total assets) for the trailing 12-month period ended March 31, 2009. Market Resources ROA was 14.5%; Questar Pipeline ROA was 10.2%; and Questar Gas ROA was 7.9%.

Questar Updates 2009 EPS and Production Guidance

Questar now expects full-year 2009 net income to range from $2.30 to $2.45 per diluted share compared to previous guidance of $2.50 to $2.70 per diluted share. This revised guidance assumes a higher Questar E&P average depreciation, depletion and amortization rate per Mcfe as the result of first quarter price-related reserve revisions. The company estimates that Questar E&P 2009 production will range from 180 to 186 Bcfe, unchanged from prior guidance and up about 5 to 9% from 2008.

The company’s guidance assumes hedges in place on the date of this release and excludes mark-to-market gains and losses on basis-only swaps and any net gains and losses on asset sales. These and other assumptions are summarized in the table below:

Guidance Assumptions

	2009	2009
	Current	Previous
Earnings per diluted share	$2.30-$2.45	$2.50-$2.70
Average diluted shares (millions)	176.8	177.3
Questar E&P DD&A rate per Mcfe	$2.85	$2.43
Questar E&P production – Bcfe	180-186	180-186
Pinedale well completions	93-95	93-95
NYMEX gas price per MMBtu(b)	$4.00-$5.00	$4.50-$5.50
NYMEX crude oil price per bbl(b)	$50.00-$60.00	$45.00-$55.00
NYMEX/Rockies basis differential per MMBtu(b)	$2.25-$1.00	$3.00-$1.50
NYMEX/Midcontinent basis differential per MMBtu(b)	$1.50-$0.50	$2.00-$1.00

(b)For 2009 unhedged volumes

•

Questar E&P has hedged about 73% of forecast natural gas and oil-equivalent production for the remainder of 2009 with fixed-price swaps. Additionally, the company has hedged about 14% of forecast remainder of 2009 production with natural gas basis-only swaps. (See table at the end of this release).

•

The company estimates that a $1.00 per MMBtu change in the average NYMEX price of natural gas for the remainder of 2009 would result in about a $0.05 change in earnings per diluted share.

•

The company also estimates that a $10.00 per barrel change in the average NYMEX price of oil for the remainder of 2009 would result in about a $0.05 change in earnings per diluted share.

Questar E&P Production Grows 19%; Net Income Declines 115% in First Quarter 2009

Questar E&P – a Market Resources subsidiary that acquires, explores for, develops and produces natural gas and oil – reported production of 46.9 Bcfe in the first quarter of 2009 compared to 39.5 Bcfe in the 2008 quarter, a 19% increase. The growth in production offset lower realized natural gas, crude oil and NGL prices but net mark-to-market losses on natural gas basis-only swaps and an 8% increase in per unit production costs resulted in reduced net income compared to the prior year period. Net mark-to-market losses on natural gas basis-only swaps decreased first-quarter 2009 net income $84.7 million, compared to an $8.6 million after-tax gain in the 2008 period.

Questar E&P – Production by Region

	3 Months Ended
	March 31,
	2009	2008	Change
	(Bcfe)
Pinedale Anticline	14.6	13.3	10%
Uinta Basin	6.3	6.7	(6)
Rockies Legacy	5.0	4.9	2
Subtotal – Rocky Mountains	25.9	24.9	4
Midcontinent	21.0	14.6	44
Total Questar E&P	46.9	39.5	19%

Questar E&P – Realized Prices and Hedging Impact

	3 Months Ended
	March 31,
	2009	2008	Change

Realized natural gas price ($ per Mcf)	$6.64	$6.90	(4)%
Natural gas hedging impact ($ per Mcf)	3.30	0.20

Realized oil and NGL price ($ per bbl)	$34.09	$74.18	(54)%
Oil and NGL hedging impact ($ per bbl)	5.00	(9.37)

Net mark-to-market gains (losses) on natural gas basis-only swaps ($ millions)
Pre-tax	($134.9)	$13.7
After-tax	($84.7)	$ 8.6

Questar may enter into derivative transactions on up to 100% of forecast production from proved reserves to lock in acceptable returns on invested capital and to protect cash flow and net income from a decline in commodity prices. The company uses natural gas basis-only swaps to protect cash flows and net income from widening natural gas-price basis differentials that may result from capacity constraints on regional gas pipelines. However, natural gas basis-only swaps also expose the company to losses from narrowing natural gas-price basis differentials.

Questar E&P production costs per unit of gas-equivalent production increased 8% compared to the first quarter of 2008, due primarily to increased depreciation, depletion and amortization expense, and allocated interest expense, partially offset by lower production taxes.

Questar E&P – Production Costs

	3 Months Ended
	March 31,
	2009	2008	Change
	(per Mcfe)
Depreciation, depletion and amortization	$2.42	$1.82	33%
Lease operating expense	0.73	0.71	3
General and administrative expense	0.33	0.36	(8)
Allocated interest expense	0.31	0.26	19
Production taxes	0.33	0.68	(51)
Production costs	$4.12	$3.83	8%

•

Production volume-weighted average depreciation, depletion and amortization per Mcfe (the DD&A rate) increased due to higher costs for drilling, completion and related services and the increased cost of steel casing, other tubulars and wellhead equipment during the peak level of industry activity in 2008. The DD&A rate also increased due to third and fourth quarter 2008 price-related reserve revisions, the ongoing depletion of older, lower-cost reserves and the increasing share of Questar E&P production derived from properties that are being developed in a higher-cost environment.

•

General and administrative expense per Mcfe decreased as the result of increased production.

•

Allocated interest expense per unit of production increased primarily due to financing costs related to the 2008 acquisition of natural gas development properties in northwest Louisiana.

•

Production taxes per Mcfe decreased in the first quarter of 2009 as the result of lower natural gas and oil sales prices. The company pays production taxes based on a percentage of sales prices, excluding the impact of hedges.

Wexpro Net Income Up 16% in First Quarter 2009

Wexpro – a Market Resources subsidiary that manages, develops and produces cost-of-service reserves for gas utility affiliate Questar Gas – benefited from a higher average investment base compared to the prior-year period. Wexpro investment base at March 31, 2009, was $400.1 million compared to $314.5 million a year ago, a 27% increase. Under a long-standing agreement with the states of Utah and Wyoming, Wexpro recovers its costs and earns an unlevered after-tax return of about 19 to 20% on its investment base – the investment in commercial wells and related facilities, adjusted for working capital and reduced for deferred income taxes and accumulated depreciation.

Gas Management Net Income Down 38% in First Quarter 2009

Questar Gas Management (Gas Management) – Market Resources’ gas-gathering and processing-services business – reported 38% lower net income in the first quarter of 2009, resulting from decreased gathering and processing margins and increased depreciation expense. Gathering margin fell $0.8 million or 3%, and processing margin decreased $8.5 million or 48%. Net processing revenues declined 41% to $11.9 million due to reduced frac-spread – the difference between the market value of the NGL extracted from the gas stream and the cost of the Btu-equivalent volume of natural gas required to replace the extracted liquids. Gas Management fee-based gas-processing volumes increased 5% in the first quarter of 2009 to 52.5 million MMBtu. Fee-based gas-processing revenues increased 17% compared to the year ago period, while keep-whole processing margin (frac-spread) decreased 72% or $8.8 million. Approximately 93% of Gas Management net operating revenue (total revenue less processing plant-shrink) was derived from fee-based contracts compared to 78% in the 2008 quarter. Depreciation expense grew $4.6 million or 73% as the result of investment additions in 2008.

Questar Pipeline Net Income Down 8% in First Quarter 2009

Questar Pipeline – which provides interstate natural gas transportation and storage services – saw net income fall 8% in the first quarter of 2009. Revenues decreased $4.4 million or 7%, due to lower NGL revenues and lower interruptible transportation revenues. NGL prices decreased 63% while NGL sales volumes increased 20% in the quarter-over-quarter comparison. Operating, maintenance, general and administrative expenses totaled $0.08 per decatherm transported, down from $0.11 in the year earlier period, the net result of a 15% increase in transportation volumes and a 10% decrease in these expenses.

Questar Gas Net Income Up 4% in First Quarter 2009

Questar Gas – which provides retail natural gas distribution services in Utah, Wyoming and Idaho – reported higher net income, driven by an increase in Utah general rates effective August 2008 and customer growth, partially offset by higher expenses, primarily bad-debt expense, demand-side management costs and interest expense. Operating, maintenance, general and administrative expenses totaled $46 per customer in the first quarter of 2009, compared to $37 per customer a year ago as a result of higher demand-side management (DSM) costs. DSM costs result from the company’s energy conservation programs and are passed on to customers through periodic rate adjustments. At March 31, 2009, Questar Gas served 892,829 customers, up 10,955 or 1.2% from March 31, 2008.

First Quarter 2009 Earnings Teleconference

Questar management will discuss first quarter 2009 results and the outlook for the remainder of 2009 in a conference call with investors Thursday, April 30, beginning at 9:30 a.m. EDT. The call can be accessed on the company Internet site at www.questar.com.

About Questar

Questar Corp. (NYSE:STR) is a natural gas-focused energy company with an enterprise value of about $7.5 billion. Questar finds, develops, produces, gathers, processes, transports, stores and distributes natural gas.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Such statements are based on management’s current expectations, estimates and projections, which are subject to a wide range of uncertainties and business risks. Factors that could cause actual results to differ from those anticipated are discussed in the company’s periodic filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2008. Questar undertakes no obligation to publicly correct or update the forward-looking statements in this news release, in other documents, or on the Web site to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.

For more information, visit Questar’s Internet site at: www.questar.com.

Hedge Positions – April 29, 2009

Time Periods	Rocky Mountains	Midcontinent	Total	Rocky Mountains	Midcontinent	Total
				Estimated
	Gas (Bcf) fixed-price swaps			Average price per Mcf, net to the well
2009
Second quarter	17.4	14.8	32.2	$7.24	$8.12	$7.65
Second half	35.0	30.0	65.0	7.24	8.12	7.65
Remainder of 2009	52.4	44.8	97.2	7.24	8.12	7.65

2010
First half	18.5	26.1	44.6	$4.30	$8.09	$6.52
Second half	18.8	26.6	45.4	4.30	8.09	6.52
12 months	37.3	52.7	90.0	4.30	8.09	6.52

2011
First half	3.3	3.3	$4.63	$4.63
Second half	3.4	3.4	4.63	4.63
12 months	6.7	6.7	4.63	4.63

				Estimated
	Gas (Bcf) basis-only swaps			Average basis per Mcf vs. NYMEX
2009
Second quarter	4.7	1.7	6.4	$2.94	$1.22	$2.49
Second half	9.4	3.4	12.8	2.94	1.22	2.49
Remainder of 2009	14.1	5.1	19.2	2.94	1.22	2.49

2010
First half	18.5	6.6	25.1	$3.58	$0.95	$2.89
Second half	18.7	6.8	25.5	3.58	0.95	2.89
12 months	37.2	13.4	50.6	3.58	0.95	2.89

2011
First half	42.0	6.9	48.9	$2.32	$0.79	$2.10
Second half	42.7	6.9	49.6	2.32	0.79	2.10
12 months	84.7	13.8	98.5	2.32	0.79	2.10

Hedge Positions – April 29, 2009

Time Periods	Rocky Mountains	Midcontinent	Total	Rocky Mountains	Midcontinent	Total
				Estimated
	Oil (Mbbl) fixed-price swaps			Average price per Bbl, net to the well

2009
Second quarter	109	73	182	$60.55	$66.55	$62.95
Second half	221	147	368	60.55	66.55	62.95
Remainder of 2009	330	220	550	60.55	66.55	62.95

QUESTAR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	3 Months Ended March 31,
	2009	2008
	(in millions, except per share amounts)
REVENUES
Market Resources	$472.7	$565.6
Questar Pipeline	40.7	44.7
Questar Gas	405.7	390.2
Total Revenues	919.1	1,000.5

OPERATING EXPENSES
Cost of natural gas and other products sold
(excluding operating expenses shown separately)	315.3	404.0
Operating and maintenance	100.3	89.7
General and administrative	41.2	40.5
Production and other taxes	29.0	40.8
Depreciation, depletion and amortization	161.3	110.7
Exploration	3.1	3.5
Abandonment and impairment	3.7	2.6
Total Operating Expenses	653.9	691.8
Net gain (loss) from asset sales	1.9	(0.1)
OPERATING INCOME	267.1	308.6
Interest and other income	4.4	2.0
Income from unconsolidated affiliates	1.6	0.2
Net mark-to-market gain (loss) on basis-only swaps	(134.9)	13.7
Interest expense	(31.8)	(25.6)
INCOME BEFORE INCOME TAXES	106.4	298.9
Income taxes	38.7	110.7
NET INCOME	67.7	188.2
Net income attributable to noncontrolling interest	0.5	2.4
NET INCOME ATTRIBUTABLE TO QUESTAR	$67.2	$185.8

EARNINGS PER COMMON SHARE
Basic	$0.39	$1.08
Diluted	0.38	1.05
Weighted-Average Common Shares Outstanding
Basic	173.8	172.4
Diluted	175.9	176.2
Dividends Per Common Share	$0.125	$0.1225

QUESTAR CORPORATION
OPERATIONS BY LINE OF BUSINESS
(Unaudited)

	3 Months Ended March 31,
	2009	2008
	(in millions)
Revenues from Unaffiliated Customers
Questar E&P	$307.4	$299.7
Wexpro	2.4	8.3
Gas Management	48.3	63.1
Energy Trading and other	114.6	194.5
Market Resources	472.7	565.6
Questar Pipeline	40.7	44.7
Questar Gas	405.7	390.2
Total	$919.1	$1,000.5

Revenues from Affiliated Companies
Wexpro	$59.5	$46.4
Gas Management	6.7	5.8
Energy Trading and other	93.2	226.3
Market Resources	159.4	278.5
Questar Pipeline	19.1	19.5
Questar Gas		2.0
Total	$178.5	$300.0

Operating Income
Questar E&P	$123.8	$152.0
Wexpro	28.9	25.4
Gas Management	19.6	33.1
Energy Trading and other	8.3	12.2
Market Resources	180.6	222.7
Questar Pipeline	29.3	32.5
Questar Gas	57.2	53.4
Total	$267.1	$308.6

Net Income (Loss) Attributable to Questar
Questar E&P	($14.9)	$96.5
Wexpro	18.8	16.2
Gas Management	11.4	18.5
Energy Trading and other	5.4	8.1
Market Resources	20.7	139.3
Questar Pipeline	14.7	15.9
Questar Gas	31.8	30.6
Total	$67.2	$185.8

QUESTAR CORPORATION
SELECTED OPERATING STATISTICS
(Unaudited)
	3 Months Ended March 31,
	2009	2008
MARKET RESOURCES
Questar E&P production volumes
Natural gas (Bcf)	41.4	34.8
Oil and natural gas liquids (MMbbl)	0.9	0.8
Total production (Bcfe)	46.9	39.5
Average daily production (MMcfe)	521.3	433.8
Questar E&P average realized price,
net to the well (including hedges)
Natural gas (per Mcf)	$6.64	$6.90
Oil and NGL (per bbl)	$34.09	$74.18
Wexpro investment base at March 31, net of
depreciation and deferred income taxes (millions)	$400.1	$314.5
Gas Management natural gas processing volumes
NGL sales (MMgal)	21.4	21.4
NGL sales price (per gal)	$0.47	$1.21
Fee-based processing (millions of MMBtu) (1)
For unaffiliated customers	24.8	24.7
For affiliated customers	27.7	25.5
Total fee-based processing volumes	52.5	50.2
Fee-based processing (per MMBtu)	$0.16	$0.14
Gas Management natural gas gathering volumes (millions of MMBtu) (1)
For unaffiliated customers	65.1	51.3
For affiliated customers	44.9	37.3
Total gathering	110.0	88.6
Gathering revenue (per MMBtu) (1)	$0.29	$0.32
Energy Trading gas and oil marketing volumes (MMdthe)	53.4	53.6
QUESTAR PIPELINE
Natural gas transportation volumes (MMdth)
For unaffiliated customers	153.9	129.8
For Questar Gas	44.4	43.2
For other affiliated customers	1.2	0.9
Total transportation	199.5	173.9
Transportation revenue (per dth)	$0.21	$0.25
Firm-daily transportation demand at March 31, (including
White River Hub of 1,005 Mdth in 2009)	4,219	3,169
Natural gas processing
NGL sales (MMgal)	3.0	2.5
NGL sales price (per gal)	$0.59	$1.61
QUESTAR GAS
Natural gas volumes (MMdth)
Residential and commercial	44.5	49.9
Industrial	0.3	0.4
Transportation for industrial customers	16.5	16.0
Total industrial	16.8	16.4
Total deliveries	61.3	66.3

Natural gas revenue (per dth)
Residential and commercial sales	$8.81	$7.53
Industrial	7.57	6.57
Transportation for industrial customers	$0.15	$0.14
Temperatures - colder (warmer) than normal	(1%)	12%
Temperature-adjusted usage per customer (dth)	47.4	49.2
Customers at March 31, (thousands)	892.8	881.9
(1) one MMBtu = one dth

QUESTAR CORPORATION PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2009	2008
	(Unaudited)
	(in millions)
ASSETS
Current Assets
Cash and cash equivalents		$23.9
Accounts receivable, net	$348.7	482.4
Fair value of derivative contracts	473.4	431.3
Inventories	155.1	192.4
Prepaid expenses and other	57.4	55.0
Total Current Assets	1,034.6	1,185.0
Property, Plant and Equipment	10,479.5	10,229.8
Accumulated depreciation, depletion and amortization	(3,246.6)	(3,096.8)
Net Property, Plant and Equipment	7,232.9	7,133.0
Investment in unconsolidated affiliates	69.9	68.4
Goodwill	69.9	70.0
Fair value of derivative contracts	114.8	106.3
Other noncurrent assets, net	60.8	68.0
Total Assets	$8,582.9	$8,630.7

LIABILITIES AND EQUITY
Current Liabilities
Checks outstanding in excess of cash balances	$16.3
Short-term debt	65.5	$231.1
Accounts payable and accrued expenses	432.4	681.6
Fair value of derivative contracts	9.1	0.5
Purchased-gas adjustment	98.6	45.8
Deferred income taxes - current	158.8	130.6
Current portion of long-term debt	42.0	42.0
Total Current Liabilities	822.7	1,131.6
Long-term debt, less current portion	2,129.0	2,078.9
Deferred income taxes	1,346.7	1,334.1
Fair value of derivative contracts	156.3	69.0
Other long-term liabilities	576.2	569.6
Common Shareholders' Equity	3,493.9	3,418.0
Noncontrolling interest	58.1	29.5
Total Equity	3,552.0	3,447.5
Total Liabilities and Equity	$8,582.9	$8,630.7

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	3 Months Ended March 31,
	2009	2008
	(in millions)
OPERATING ACTIVITIES
Net income	$67.7	$188.2
Adjustments to reconcile net income to net cash
provided from operating activities:
Depreciation, depletion and amortization	163.3	112.6
Deferred income taxes	7.4	68.6
Share-based compensation	5.4	4.0
Abandonment and impairment	3.7	2.6
Net (gain) loss from asset sales	(1.9)	0.1
Dry exploratory well expense	(0.1)
(Income) from unconsolidated affiliates	(1.6)	(0.2)
Distributions from unconsolidated affiliates and other	0.1	0.8
Net mark-to-market (gain) loss on basis-only swaps	134.9	(13.7)
Changes in operating assets and liabilities	101.9	(53.3)
NET CASH PROVIDED FROM OPERATING ACTIVITIES	480.8	309.7

INVESTING ACTIVITIES
Capital expenditures	(390.5)	(995.4)
Cash used in disposition of assets	(0.2)	(2.7)
Proceeds from disposition of assets	7.1	0.4
NET CASH USED IN INVESTING ACTIVITIES	(383.6)	(997.7)

FINANCING ACTIVITIES
Common stock	(0.8)	(7.8)
Long-term debt issued, net of issuance costs	50.0	994.8
Long-term debt repaid		(193.0)
Change in short-term debt	(165.6)	(108.6)
Checks outstanding in excess of cash balances	16.3	3.8
Dividends paid	(21.7)	(21.2)
Excess tax benefits from share-based compensation	0.7	7.1
Distribution to noncontrolling interest		(2.3)
Other		1.0
NET CASH PROVIDED FROM (USED IN) FINANCING ACTIVITIES	(121.1)	673.8

Change in cash and cash equivalents	(23.9)	(14.2)
Beginning cash and cash equivalents	23.9	14.2
Ending Cash and Cash Equivalents	$ -	$ -